                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           DSG INTERNATIONAL LIMITED

           OFFER TO PURCHASE FOR CASH UP TO 850,000 ORDINARY SHARES
                  AT A PURCHASE PRICE NOT GREATER THAN $14.50
                        NOR LESS THAN $12.75 PER SHARE

  AS SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE, THIS FORM OR A PHOTOCOPY OF IT MUST BE USED TO ACCEPT THE OFFER (AS DEFINED BELOW) IF:

  (a) certificates for Ordinary Shares, par value $0.01 per share (the "Shares"), of DSG International Limited, a British Virgin Islands corporation (the "Company"), are not immediately available; or

  (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

  (c) time will not permit the Letter of Transmittal or other required documents to reach the Depositary referred to below before the Expiration Date (as defined in Section 1 of the Offer to Purchase referred to below.)

  This form or a photocopy of it, signed and properly completed, may be delivered by hand or transmitted by telegram, facsimile transmission or mail, to the Depositary by the Expiration Date. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:
                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

        By Mail:          By Facsimile Transmission:  By Hand or Overnight
     Reorganization             (201) 329-8936              Courier:
       Department                                        Reorganization
                                                           Department

     Midtown Station
               Confirm Receipt of Notice of Guaranteed Delivery:
      P.O. Box 798            (201) 296-4209 (or)    120 Broadway-13th Floor
   New York, NY 10018           (201) 296-4381         New York, NY 10271



DELIVERY  OF THIS  INSTRUMENT TO  AN  ADDRESS OTHER  THAN ONE  OF THOSE  SHOWN
 ABOVE,  OR TRANSMISSION OF  INSTRUCTIONS VIA A  FACSIMILE NUMBER OTHER  THAN
  ONE OF THOSE LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby tenders to DSG International Limited, a British Virgin Islands corporation, at the price per Share indicated below, net to the seller in cash, upon the terms and subject to conditions set forth in the Company's Offer to Purchase, dated November 13, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute
the "Offer"), receipt of which is hereby acknowledged               Ordinary
Shares, par value $0.01 per Share.

                        PRICE (IN DOLLARS ) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

--------------------------------------------------------------------------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
                 USE A SEPARATE LETTER OF TRANSMITTAL FORM FOR
                             EACH PRICE SPECIFIED.

--------------------------------------------------------------------------------

                              CHECK ONLY ONE BOX.
                        IF MORE THAN ONE BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES.


  [_] $12.750      [_] $13.125     [_] $13.500     [_] $13.875    [_] $14.250
  [_] $12.875      [_] $13.250     [_] $13.625     [_] $14.000    [_] $14.375
  [_] $13.000      [_] $13.375     [_] $13.750     [_] $14.125    [_] $14.500

                                   ODD LOTS
               (SEE INSTRUCTION 2 OF THE LETTER OF TRANSMITTAL)

   To be completed ONLY if Shares are being tendered by or on behalf of a Person owning beneficially, as of the close of business on the Expiration Date, an aggregate of fewer than 100 Shares.

 The undersigned either (check one box):

 [_will]be the beneficial owner as of the close of business on the Expiration
   Date of an aggregate of fewer than 100 Shares; or

 [_is]a broker, dealer, commercial bank, trust company or other nominee that:

 (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

 (b) believes, based upon representations made to it by such beneficial owners, that each such person will be the beneficial owner as of the close of business on the Expiration Date, of an aggregate of fewer than 100 Shares.

 In addition, the undersigned is tendering Shares either (check one box):

 [_at]the Purchase Price (as defined in the Offer), as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

 [_at]the price per Share indicated above under "Price (in Dollars) Per Share at Which Shares Are Being Tendered" in this Notice of Guaranteed Delivery.

Certificate No(s).                                      SIGN HERE
(if available) ______________________     Signature(s) ________________________

                                          Signature(s) ________________________
_____________________________________

                                          Name(s) _____________________________
If Shares will be tendered by book-                  (Please Print)
entry transfer:


                                          Address _____________________________
Name of Tendering Institution: ______     _____________________________________
_____________________________________                                Zip Code


Account No. ______________________ at     Area Code and Tel. No. ______________

[_]The Depository Trust Company

[_]Philadelphia Depository Trust Company

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm which is a member of a registered national securities exchange or of the Stock Transfer Association's approved medallion program (such as STAMP, SEMP or MSP) or which is a commercial bank or trust company having an office or correspondent in the United States, hereby (i) represents that the undersigned has a net long position in Shares or equivalent securities within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4, and
(iii) guarantees to deliver to the Depositary, at one of its addresses set forth above, Share certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company; in each case with delivery of a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other required documents, all within three Nasdaq trading days of the date hereof.

-------------------------------------     _____________________________________
            Name of Firm                          Authorized Signature


_____________________________________     _____________________________________
               Address                                    Title


_____________________________________     Name ________________________________
                           Zip Code               Please Type or Print


Area Code and Tel. No. ______________     Date _________________________ , 1996

               DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.